Exhibit 10.1

January 7, 2026

Mr. John Murray
[ADDRESS OMITTED]
Dear John:
You, Sonesta International Hotels Corporation (“Sonesta”) and The RMR Group LLC (“RMR”) are entering into this letter agreement (this "Agreement") to confirm the terms and conditions of your retirement on September 30, 2026 or such earlier date as you may begin alternative full time employment (the “Retirement Date”).
I.TRANSITION PERIOD AND RETIREMENT
(A)Resignations. You will continue to serve as the President and Chief Executive Officer of Sonesta and an Executive Vice President of RMR until March 31, 2026, as of which date you will resign from such offices and from any other officer or related positions you hold within Sonesta, RMR, any RMR managed company and any of their affiliates. On March 31, 2026, you will also resign as a Director of Sonesta and any subsidiary or affiliate companies. You will continue to serve as an employee of Sonesta until the Retirement Date in order to continue to transition your duties and responsibilities to your successor(s).
(B)Compensation and Benefits until the Retirement Date. Until March 31, 2026, you will continue to receive the same base cash salary compensation as you currently receive from RMR and Sonesta, payable consistent with past practices. From April 1, 2026 until the Retirement Date, Sonesta will pay your base cash salary at a rate of $15,000 per month. Subject to any contribution required by you consistent with past practices, Sonesta will maintain and provide all your current insurance and employee benefits through the Retirement Date. All of your existing share grants in the RMR Public Companies (as defined below) will continue to vest through the Retirement Date pursuant to the existing vesting schedule (as set forth in the applicable equity agreements). You understand and agree that you will not receive any additional share grants in the RMR Public Companies.
(C)Transition Responsibilities. You will work towards the orderly transition of your responsibilities and use reasonable efforts to assist in training your successor. After April 1, 2026, you will not be required to come into the office on a regular basis.
(D)Licensing. Prior to the Retirement Date, Sonesta will take all reasonable steps to remove you from any applicable licenses. You agree to cooperate with all such efforts.
(E)Payments and Benefits on the Retirement Date. On the Retirement Date, Sonesta will pay your unpaid wages through the Retirement Date, subject to all usual and applicable taxes and deductions. Your health insurance on Sonesta’s group plan will terminate on the Retirement Date. To continue any health insurance beyond that date, you must complete a continuation of coverage (COBRA) election form and make timely payments for coverage. Information regarding COBRA will be mailed to you. Any group life and disability insurance on Sonesta’s group plan will terminate on the Retirement Date, as will your participation in the RMR 401(k) plan.
(F)Retirement Benefits. Provided you sign and do not revoke this Agreement and the Waivers and Releases of Claims attached as Exhibit A and Exhibit B and you satisfactorily perform your transition responsibilities, you will receive the following additional retirement payments and benefits:
(1)2025 Bonus Payment. You will receive a bonus payment in the total amount of $1,912,500, subject to applicable deductions and payable consistent with past practices, on the later of April 8, 2026 or ten (10) days after your execution of Exhibit A.
(2)Cash Payments. You will receive a payment in the amount of $1,382,812.50, less applicable deductions and payable consistent with past practices, on the later of April 9, 2026 or ten (10) days after your execution of Exhibit A, and a second lump sum payment of $1,382,812.50, less applicable deductions and payable consistent with past practices, on the later of October 9, 2026 or ten (10) days after your execution of Exhibit B.
(3)COBRA Benefits. Provided that you timely and properly complete the necessary paperwork for continued coverage under COBRA, and are deemed eligible for coverage, Sonesta will reimburse you for the cost of your medical, dental, and vision benefits, at the current coverage level, through September 30, 2027, which reimbursement payments shall not exceed $2,000 per month.
(4)Sonesta Hotel Stays. You will be eligible to receive the Employee Rate for stays at eligible Sonesta Hotels. This is a lifetime benefit and is non-transferable.
(5)RMR and RMR Public Company Share Grants.
(a)Prior to the Retirement Date, RMR will recommend to the Boards of Directors and Boards of Trustees of The RMR Group Inc., Diversified Healthcare Trust, Service Properties Trust, Industrial Logistics Properties Trust, and Seven Hills Realty Trust (together, the “RMR Public Companies”) that all of your existing share grants vest (which vesting includes the lifting of any restrictions) immediately in full upon the Retirement Date and that you be permitted to settle any resulting tax liability with vesting shares, commonly referred to as “net share settlement,” on a company-by-company basis. RMR will cooperate with you in removing any restrictive legends from your vested shares in the RMR Public Companies.
(b)You agree for the benefit of the applicable RMR Public Company that, as long as you own the shares in the RMR Public Companies, your shares shall be voted at any meeting of the shareholders of the RMR Public Companies or in connection with any consent solicitation or other action by shareholders in favor of all nominees for director and all proposals recommended by the Board of Directors or Trustees in the proxy statement for such meeting or materials for such written consent or other action. This obligation does not apply to your estate. If your shares are not voted in accordance with this covenant and such failure continues after two (2) days’ notice, you agree to pay liquidated damages to the applicable RMR Public Company in an amount equal to the market value of the shares not so voted. For the avoidance of doubt, this provision is for the benefit of each RMR Public Company only with respect to your shares in such company and is not an agreement with RMR.
(c)You understand and agree that, although the RMR and Sonesta Codes of Business Conduct and Ethics will no longer apply to you after the Retirement Date, you are subject to all laws and regulations with respect to all of your shares in the RMR Public Companies, including, but not limited to, those applicable to the purchase or sale of securities while in possession of material, non-public information concerning the RMR Public Companies.
(i) Mobile Phone Number. Sonesta agrees to consent to and cooperate with you in the transfer to you of your mobile phone number, and to pay for any costs associated with such transfer (except that you will be responsible for the cost of replacement service). You agree to be responsible for all cell phone payments for service after the Retirement Date.
II.MUTUAL RELEASES
You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge Sonesta, RMR, The RMR Group Inc., and any companies and funds managed by RMR from time to time (together with the RMR Public Companies, the “RMR Companies”), and their past, present and future officers, directors, trustees, employees, representatives, shareholders, investors, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Company Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Agreement including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Sonesta, RMR or any RMR Company; any claims against the Company Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Company Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information NonDiscrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), and the Massachusetts Meal Break regulations (Massachusetts

General Laws Chapter 149 sections 100 and 101); and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Company Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for claims that cannot be released by law.
Nothing in this Agreement shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Agreement be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with RMR. Further, notwithstanding anything to the contrary in this Agreement, you are not releasing any rights or claims to vested benefits.
Sonesta and RMR (hereinafter referred to as the “Company Releasors”) hereby unconditionally and irrevocably release and forever discharge you from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which the Company Releasors now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Agreement including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Sonesta, RMR or any RMR Company; and any claims against you arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for claims that cannot be released by law or claims based on fraud or intentional misconduct.
III.TAX PROVISIONS
You agree that you shall be responsible and will pay your own tax obligations and/or liabilities created under state or federal tax laws by this Agreement.
IV.INTERNAL ANNOUNCEMENT AND LETTER OF REFERENCE
You and Adam Portnoy, RMR’s President and Chief Executive Officer, will agree on the timing and content of internal emails and communications to employees of RMR and Sonesta, and external announcements, regarding your retirement. Upon your request, and provided you sign this Agreement and the required Releases, Adam Portnoy will provide you with a letter of reference.

V.CONFIDENTIALITY
You agree that, unless otherwise agreed, on or before the Retirement Date, you will return to Sonesta and RMR all property of Sonesta and RMR or any RMR Company including, but not limited, to all documents, records, materials, software, equipment, building keys or entry cards, and other physical property that have come into your possession or been produced by you in connection with your employment; it being agreed, however, that you may retain any home technology issued to you by Sonesta, including your Sonesta cell phone, iPad, laptop and desktop. You agree to cooperate with Sonesta’s IT group in effectuating the deletion of all information related to Sonesta, RMR or any RMR Company from this technology immediately after the Retirement Date.
In addition, you shall not at any time reveal to any person or entity, except to employees of Sonesta, RMR or any RMR Company who need to know such information for purposes of their employment or as otherwise authorized by Sonesta, RMR or the applicable RMR Company in writing, any confidential information of Sonesta, RMR or any RMR Company. Confidential information includes, without limitation, information regarding (i) the marketing, communications, branding, business, operational and financial activities and/or strategies of Sonesta, RMR or any RMR Company (ii) the costs, sources of supply, financial performance, projects, plans, acquisition or dispositions, proposals and strategic plans of Sonesta, RMR or any RMR Company (iii) any non-public financial information or practices of Sonesta, RMR or any RMR Company or any of their investments and (iv) information and discussions concerning any past or present lawsuits, investigations, arbitrations or other pending or threatened disputes in which Sonesta, RMR or any RMR Company is or was a party.
Neither Sonesta nor RMR shall seek to hold you criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if you file a lawsuit for retaliation for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding so long as you file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to a court order.
Nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation, or disclosing any information, to any government agency or entity, including, but not limited, to the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of RMR to make any such reports or disclosures, you are not required to notify RMR that you have made such reports or disclosures, and you are not prohibited from receiving any monetary awards associated with such reports or disclosures. Further, nothing in this Agreement is intended to interfere with your rights to disclose any information which an employer cannot prohibit you from disclosing pursuant to applicable law.

VI. NON-DISPARAGEMENT
You agree not to make harmful or disparaging remarks, written or oral, concerning Sonesta, RMR or any RMR Company or any of its or their respective directors, officers, trustees, employees, agents or service providers. Sonesta and RMR agree to instruct its executive officers not to make any harmful or disparaging remarks, written or oral, concerning you. Nothing in this provision shall prevent you from testifying truthfully in connection with any litigation, arbitration or administrative proceeding when compelled by subpoena, regulation or court order.
VII.NON-SOLICITATION
You agree that for five (5) years following the Retirement Date, you will not, directly or indirectly, without the prior written consent of Sonesta or RMR, as applicable, solicit, attempt to solicit, assist others to solicit, hire, or assist others to hire for employment any person who is, or within the preceding six (6) months was, an employee of Sonesta, RMR or any RMR Company.
VIII.BREACH OF SECTIONS V, VI OR VII
The parties agree that any breach of Sections V, VI or VII of this Agreement will cause irreparable damage to the non-breaching party and that, in the event of such a breach or threatened breach, the non-breaching party shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder. The parties agree that, in the event that any provision of Section V, VI, or VII shall be determined by any court of competent jurisdiction or arbitration panel to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.
IX.CONSULTING AND COOPERATION
After the Retirement Date and until March 31, 2027, upon the request of Sonesta or RMR, you agree to make yourself reasonably available to provide consulting services at a rate of $250 per hour, plus reimbursement of any approved out-of-pocket expenses. You shall perform such services as an independent contractor, assuming all applicable tax obligations. You acknowledge that as an independent contractor you will not be eligible for any benefits afforded employees of Sonesta or RMR.
Without limitation as to time, you agree to cooperate with Sonesta, RMR and any RMR Company, at reasonable, mutually agreed-upon times and places, with respect to all matters arising during or related to your continuing or past employment, including, but not limited to, all formal or informal matters in connection with any government investigation, internal investigation, litigation, regulatory or other proceeding which may have arisen or which may arise. Sonesta, RMR or such RMR Company will reimburse you for all reasonable out-of-pocket expenses (not including lost time or opportunity). Sonesta, RMR or such RMR Company will provide appropriate legal representation for you in a manner reasonably determined by Sonesta, RMR or such RMR Company.

X.SECTION 409A
Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, if at the time of your separation from service, you are a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, will instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon your death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by RMR and Sonesta in their reasonable good faith discretion); or (B) other amounts or benefits that are not subject to the requirements of Section 409A of the Code. For purposes of this Agreement, all references to "termination of employment,” “Retirement Date” and correlative phrases shall be construed to require a "separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term "specified employee” means an individual determined by RMR and Sonesta to be a specified employee under Treasury regulation Section 1.409A-1(i). In any event, RMR and Sonesta make no representation or warranty and shall have no liability to you or to any other person if any provisions of this Agreement are determined to constitute “nonqualified deferred compensation” subject to Section 409A but do not satisfy the requirements of that Section. However, this Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code (the “Code”) and shall be interpreted and construed consistently with such intent. The payments to you pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible. Notwithstanding anything in this Agreement to the contrary, in the event that any amounts payable (or benefits provided) under this Agreement are subject to the provisions of Section 409A of the Code, to the extent determined necessary, the parties agree to act in good faith to amend this Agreement in the least restrictive manner necessary to avoid imposition of any additional tax or income recognition on you under Section 409A of the Code, the final Treasury Regulations and other Internal Revenue Service guidance thereunder (“409A Penalties”).
XI.NON-WAIVER
Any waiver by a party of a material breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
XII.NON-ADMISSION
The parties agree and acknowledge that the considerations exchanged herein do not constitute and shall be not construed as constituting an admission of any sort on the part of either party.

XIII.NON-USE IN SUBSEQUENT PROCEEDINGS
The parties agree that this Agreement may not be used as evidence in any subsequent proceeding of any kind except one in which one of the parties alleges a breach of the terms of this Agreement or the Waivers and Releases of Claims or one in which one of the parties elects to use this Agreement as a defense to any claim.
XIV.ADEA ACKNOWLEDGMENT
You acknowledge that you have carefully read and fully understand this Agreement. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Agreement. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Agreement; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Agreement; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Agreement in exchange for monies in addition to those to which you are already entitled; that you were provided a period of at least twenty-one (21) days within which to consider this Agreement and a period of seven (7) days following your execution of this Agreement to revoke your ADEA waiver as provided below; that if you voluntarily execute this Agreement prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Agreement by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Agreement knowingly, willingly and voluntarily in exchange for the retirement payments and benefits. To receive the retirement payments and benefits provided in this Agreement, this Agreement must be signed and returned to Michael Lopez, at, if by physical delivery, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, mlopez@rmrgroup.com by January 28, 2026.
You may revoke your release of your ADEA claims up to seven (7) days following your signing this Agreement. Notice of revocation must be received in writing by Michael Lopez, at, if by physical delivery, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, mlopez@rmrgroup.com, no later than the seventh day (excluding the date of execution) following the execution of this Agreement. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Agreement. The parties agree that if you exercise your right to revoke this Agreement, then you are not entitled to the retirement payments and benefits set forth in Section I.F. of this Agreement. This Agreement shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided.
XV.INDEMNIFICATION AND DEFENSE
Any and all indemnification agreements you have from Sonesta and RMR and any RMR Companies continue to provide for the respective parties’ rights and obligations with respect to the matters set forth therein. Further, you will maintain any rights you have to indemnification and defense under any bylaws or insurance policies by Sonesta and RMR as well as any rights you have under the common law.

XVI.ENTIRE AGREEMENT
This Agreement, together with the Waivers and Releases of Claims, constitutes the entire agreement between the parties concerning the terms and conditions of your separation of employment from RMR and Sonesta and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the parties, except for the Mutual Agreement to Resolve Disputes and Arbitrate Claims, which remains in full force and effect. You agree that RMR and Sonesta have not made any warranties, representations, or promises to you regarding the meaning or implication of any provision of this Agreement other than as stated herein.
XVII.NO ORAL MODIFICATION
Any amendments to this Agreement shall be in writing and signed by you and an authorized representative of RMR.
XVIII.SEVERABILITY
In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or an arbitrator or arbitration panel to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.
XIX.GOVERNING LAW, JURISDICTION AND SUCCESSOR AND ASSIGNS
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to any conflict of law principles, and shall be binding upon and inure to the benefit of you and your heirs, successors, and beneficiaries, and RMR and its agents, affiliates, representatives, successors, and assigns. If you die before receiving the payments stated herein, the remaining payments will be made to your spouse. If your spouse is not alive at the time, the remaining payments will be made to your estate. If you die or are incapacitated prior to executing the Waivers and Releases of Claims attached as Exhibit A and Exhibit B, your legal representative may sign on your behalf.
The parties irrevocably agree that any dispute regarding this Agreement shall be settled by binding arbitration in accordance with the Mutual Agreement to Resolve Disputes and Arbitrate Claims.
XX.VOLUNTARY ACT
By signing this Agreement, you acknowledge and agree that you are doing so knowingly and voluntarily in order to receive the payments and benefits provided for herein. By signing this Agreement, you represent that you fully understand your right to review all aspects of this Agreement, that you have carefully read and fully understand all the provisions of this Agreement, that you had an opportunity to ask questions and consult with an attorney of your choice before signing this Agreement; and that you are freely, knowingly, and voluntarily entering into this Agreement.

If you determine to accept this Agreement, understand it, and consent to it, please sign in the space provided below and return a copy so signed to us.
Very truly yours,
/s/ Lindsey Getz
Lindsey A. Getz
Executive Vice President and General Counsel of RMR; Secretary of Sonesta
AGREED TO AND ACCEPTED:
/s/ John Murray
John Murray
Dated: January 7, 2026

EXHIBIT A
MUTUAL WAIVER AND RELEASE OF CLAIMS
I.YOUR RELEASE
In consideration for the payments and other benefits which you are eligible to receive pursuant to the Agreement, dated January 7, 2026 (the “Agreement”), you hereby agree as follows:
You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge Sonesta International Hotels Corporation, The RMR Group Inc. and The RMR Group LLC (together, "RMR"), Service Properties Trust, Diversified Healthcare Trust, Office Properties Income Trust, Industrial Logistics Properties Trust, Seven Hills Realty Trust, AlerisLife Inc., and any companies and funds managed by RMR from time to time (the “RMR Companies”), and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, investors, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Sonesta, RMR or any RMR Company; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information NonDiscrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), and the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101); and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for claims that cannot be released by law.
Nothing in this Waiver and Release of Claims shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with Sonesta or RMR.
Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation, or disclosing any information, to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of RMR to make any such reports or disclosures, you are not required to notify RMR that you have made such reports or disclosures and you are not prohibited from receiving any monetary awards associated with such reports or disclosures.
You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that RMR gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the retirement payments and benefits. To receive the retirement payments and benefits provided in the Agreement, this Waiver and Release of Claims must be signed and returned to Michael Lopez, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, michael.lopez@rmrgroup.com, on any date between April 1, 2026 and April 30, 2026.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Michael Lopez, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, michael.lopez@rmrgroup.com, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the retirement payments set forth in Section I.F. of the Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided (the “Effective Date”).
I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the payments set forth in Section I.F. of the Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and RMR if I do not revoke my acceptance within seven (7) days.
__________________________
John Murray
Dated: ___________________
II. Company Release
In exchange for the consideration described in the Agreement, Sonesta and RMR (hereinafter referred to as the “Company Releasors”) hereby unconditionally and irrevocably release and forever discharge you from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which the Company Releasors now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Sonesta, RMR or any RMR Company; and any claims against you arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for claims that cannot be released by law or claims based on fraud or intentional misconduct.
THE RMR GROUP LLC
By:
SONESTA INTERNATIONAL HOTELS CORPORATION
By:
Dated:

EXHIBIT B
MUTUAL WAIVER AND RELEASE OF CLAIMS
I.YOUR RELEASE
In consideration for the payments and other benefits which you have received and for those which you are eligible pursuant to the Agreement, dated January 7, 2026 (the “Agreement”), you hereby agree as follows:
You, your heirs, executors, legal representatives, successors and assigns, individually and in their beneficial capacity, hereby unconditionally and irrevocably release and forever discharge Sonesta International Hotels Corporation, The RMR Group Inc. and The RMR Group LLC (together, "RMR"), Service Properties Trust, Diversified Healthcare Trust, Office Properties Income Trust, Industrial Logistics Properties Trust, Seven Hills Realty Trust, AlerisLife Inc., and any companies and funds managed by RMR from time to time (the “RMR Companies”), and its and their past, present and future officers, directors, trustees, employees, representatives, shareholders, investors, attorneys, agents, consultants, contractors, successors, and affiliates -hereinafter referred to as the "Releasees" -or any of them of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which you, your heirs, executors, legal representatives, successors and assigns, individually and/or in their beneficial capacity, now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Sonesta, RMR or any RMR Company; any claims against the Releasees based on statute, regulation, ordinance, contract, or tort; any claims against the Releasees relating to wages, compensation, benefits, retaliation, negligence, or wrongful discharge; any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers' Benefit Protection Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employment Retirement Income Security Act, as amended, the Americans with Disabilities Act of 1990 ("ADA"), as amended, The ADA Amendments Act, the Lilly Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information NonDiscrimination Act, the Civil Rights Act of 1991, as amended, the Family Medical Leave Act of 1993, as amended, and the Rehabilitation Act, as amended; The Massachusetts Fair Employment Practices Act (Massachusetts General Laws Chapter 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, The Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (Massachusetts General Laws Chapter 149 sections 148 and 150), the Massachusetts Overtime regulations (Massachusetts General Laws Chapter 151 sections 1A and 1B), and the Massachusetts Meal Break regulations (Massachusetts General Laws Chapter 149 sections 100 and 101); and any other claims under any federal or state law for unpaid or delayed payment of wages, overtime, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, interest, attorneys' fees, costs, expenses, liquidated damages, treble damages or damages of any kind to the maximum extent permitted by law and any claims against the Releasees arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for claims that cannot be released by law.
Nothing in this Waiver and Release of Claims shall affect the EEOC's rights and responsibilities to enforce the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the National Labor Relations Act or any other applicable law, nor shall anything in this Waiver and Release of Claims be construed as a basis for interfering with your protected right to file a timely charge with, or participate in an investigation or proceeding conducted by, the EEOC, the National Labor Relations Board (the "NLRB"), or any other state, federal or local government entity; provided, however, if the EEOC, the NLRB, or any other state, federal or local government entity commences an investigation on your behalf, you specifically waive and release your right, if any, to recover any monetary or other benefits of any sort whatsoever arising from any such investigation or otherwise, nor will you seek or accept reinstatement to your former position with Sonesta or RMR.
Nothing in this Waiver and Release of Claims prohibits you from reporting possible violations of federal law or regulation, or disclosing any information, to any government agency or entity, including, but not limited to, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law. You do not need prior authorization of RMR to make any such reports or disclosures, you are not required to notify RMR that you have made such reports or disclosures and you are not prohibited from receiving any monetary awards associated with such reports or disclosures.
You acknowledge that you have carefully read and fully understand this Waiver and Release of Claims. You acknowledge that you have not relied on any statement, written or oral, which is not set forth in this Waiver and Release of Claims. You further acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Waiver and Release of Claims; that you are not waiving or releasing any rights or claims that may arise after the date of execution of this Waiver and Release of Claims; that you are releasing claims under the Age Discrimination in Employment Act (ADEA); that you execute this Waiver and Release of Claims in exchange for monies in addition to those to which you are already entitled; that RMR gave you a period of at least twenty-one (21) days within which to consider this Waiver and Release of Claims and a period of seven (7) days following your execution of this Waiver and Release of Claims to revoke your ADEA waiver as provided below; that if you voluntarily execute this Waiver and Release of Claims prior to the expiration of the 21st day, you will voluntarily waive the remainder of the 21 day consideration period; that any changes to this Waiver and Release of Claims by you once it has been presented to you will not restart the 21 day consideration period; and you enter into this Waiver and Release of Claims knowingly, willingly and voluntarily in exchange for the retirement payments and benefits. To receive the retirement payments and benefits provided in the Agreement, this Waiver and Release of Claims must be signed and returned to Michael Lopez, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, michael.lopez@rmrgroup.com, on any date between October 1, 2026 and October 31, 2026.

You may revoke your release of your ADEA claims up to seven (7) days following your signing this Waiver and Release of Claims. Notice of revocation must be received in writing by Michael Lopez, at, if by physical delivery, RMR, Two Newton Place, Suite 300, 255 Washington Street, Newton, MA 02458, or at, if by email delivery, michael.lopez@rmrgroup.com, no later than the seventh day (excluding the date of execution) following the execution of this Waiver and Release of Claims. The ADEA release is not effective or enforceable until expiration of the seven day period. However, the ADEA release becomes fully effective, valid and irrevocable if it has not been revoked within the seven day period immediately following your execution of this Waiver and Release of Claims. The parties agree that if you exercise your right to revoke this Waiver and Release of Claims, then you are not entitled to any of the retirement payments set forth in Section I.F. of the Agreement. This Waiver and Release of Claims shall become effective eight (8) days after your execution if you have not revoked your signature as herein provided (the “Effective Date”).
I hereby provide this Waiver and Release of Claims as of the date indicated below and acknowledge that the execution of this Waiver and Release of Claims is in further consideration of the payments set forth in Section I.F. of the Agreement, to which I acknowledge I would not be entitled if I did not sign this Waiver and Release of Claims. I intend that this Waiver and Release of Claims become a binding agreement by and between me and RMR if I do not revoke my acceptance within seven (7) days.
___________________________________
John Murray
Dated: _____________________________
II. Company Release
In exchange for the consideration described in the Agreement, Sonesta and RMR (hereinafter referred to as the “Company Releasors”) hereby unconditionally and irrevocably release and forever discharge you from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever related to or arising out of your employment or termination thereof, which the Company Releasors now have, own or hold, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date of execution of this Waiver and Release of Claims including, without limitation, any claims arising at law or in equity or in a court, administrative, arbitration, or other tribunal of any state or country arising out of or in connection with your employment by Sonesta, RMR or any RMR Company; and any claims against you arising under any and all applicable state, federal, or local ordinances, statutory, common law, or other claims of any nature whatsoever except for claims that cannot be released by law or claims based on fraud or intentional misconduct.
THE RMR GROUP LLC
By:
SONESTA INTERNATIONAL HOTELS CORPORATION
By:
Dated: